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                                                                   EXHIBIT 10.11

[PREMIER ORTHODONTIC GROUP, INC. LETTERHEAD]

April 18, 1997

Mr. Robert S. Chilton
15916 Daniel Lane
Encino, California 91436

Dear Bob:

I am pleased to formalize and present the following employment offer for the position of Chief Financial Officer of Premier Orthodontic Group, Inc. ("Company") reporting to me:

COMPENSATION:

--  Base Salary of $11,250 per month.
-- Bonus equal to 30% of annualized base salary upon the achievement of Company targets established by the Board of Directors and Management of the Company.

STOCK OPTIONS:

-- A stock option grant for 50,000 shares of common stock of Company, or its successor, will be granted on the effective date of the initial public offering of the common stock of Company, or its successor. Vesting will be 25% on such date of grant and 25% on each anniversary of such date.

COMPANY BENEFITS:

-- Participation in all benefits made generally available to Company employees from time to time, subject to eligibility requirements.
--  The Company will reimburse your COBRA insurance costs for 3 months.

START DATE:

--  May 12, 1997

INDEMNIFICATION:

-- The Company will indemnify you in accordance with its Bylaws, in effect from time to time. A copy of Article VI of the Bylaws, Indemnification of Directors and Officers, is attached hereto.
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Mr. Robert S. Chilton
April 18, 1997
Page 2 of 2

It is the policy of the Company that all employment is for an unspecified period, and may be discontinued at will by you or the Company, at any time and for any reason, with or without cause. If these terms are acceptable, please sign in the space provided below and return one copy of this letter to me.

I am excited about the opportunity to work with you. Please feel free to call me with any questions.

Sincerely,

/s/ Sam Westover
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Sam Westover

cc: Colleen Hulce

Agreed:


/s/ Robert S. Chilton                   Date: April 23, 1997
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